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                                                                 Exhibit (d)(24)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 2nd day of May, 2001, by and among FIRSTAR INVESTMENT RESEARCH AND MANAGEMENT COMPANY, LLC, a Wisconsin limited liability company ("FIRMCO"), U.S. Bancorp Piper Jaffray Asset Management, Inc., a Delaware corporation ("PJAM"), Firstar Funds, Inc., a Wisconsin corporation (the "Company") and Hansberger Global Investors, Inc., a Delaware corporation ("Sub-Adviser").

     WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, FIRMCO currently serves as the investment adviser to the Firstar International Value Fund, a separately managed portfolio of the Company (the "Fund"), pursuant to an Investment Advisory Agreement dated March 27, 1992, between FIRMCO and the Company and the addendum No. 3 thereto dated September 2, 1997 (the "Advisory Agreement"); and

     WHEREAS, the Sub-Adviser serves as a Sub-Adviser to the Fund pursuant to an Amended and Restated Investment Sub-Advisory Agreement dated June 13, 1997 between FIRMCO and the Sub-Adviser (the "Sub-Advisory Agreement"), which is incorporated herein by reference; and

     WHEREAS, effective on the date of this Agreement FIRMCO shall assign its rights, duties and responsibilities under the Advisory Agreement to PJAM, and PJAM shall assume such rights, duties and responsibilities; and

     WHEREAS, FIRMCO wishes to assign its rights, duties and obligations under the Sub-Advisory Agreement to PJAM, and PJAM wishes to assume such rights, duties and responsibilities, each subject to the terms and conditions of this Agreement; and

     WHEREAS, the Sub-Adviser wishes to consent to such assignment and assumption of rights, duties and obligations by FIRMCO and PJAM; and

     WHEREAS, PJAM represents that the assignment and assumption of FIRMCO's rights, duties and responsibilities under the Advisory Agreement and the Sub-Advisory Agreement to and by PJAM will not result in a change of actual control or management of the Company's investment adviser and, therefore, pursuant to Rule 2a-6 under the 1940 Act, will not constitute an "assignment" of the
Advisory Agreement or of the Sub-Advisory Agreement within the meaning of
Section 15(a)(4) of the 1940 Act; and
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     WHEREAS, the Board of Directors of the Company, including a majority of the directors who are not parties to this Agreement or "interested persons" (within the meaning of the 1940 Act) of any party to this Agreement, have approved and authorized the execution and delivery of this Agreement.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

     1. FIRMCO hereby assigns and conveys all of its rights, duties and obligations under the Sub-Advisory Agreement to PJAM, and PJAM hereby assumes all of such rights, duties and obligations under the Sub-Advisory Agreement, in each case subject to the terms of this Agreement.

     2. Except as modified by this Agreement, all of the provisions, terms and conditions set forth in the Sub-Advisory Agreement shall remain in full force and effect.

     3.  The Company and the Sub-Adviser hereby consent to this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


FIRSTAR INVESTMENT RESEARCH          U.S. BANCORP PIPER JAFFRAY
 AND MANAGEMENT COMPANY, LLC          ASSET MANAGEMENT, INC.


By:  /s/ Laura Rauman                By:  /s/ Jeffrey M. Squires
---------------------                ---------------------------
 Name:  Laura Rauman                   Name:  Jeffrey M. Squires
 Title:  Senior Vice President         Title:  Senior Vice President


HANSBERGER GLOBAL INVESTORS, INC.    FIRSTAR FUNDS, INC.


By: /s/ Thomas L. Hansberger         By:  /s/ Marian Zentmyer
----------------------------         ------------------------
 Name:  Thomas L. Hansberger           Name:  Marian Zentmyer
 Title:                                Title:  President

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